Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-151051 and 333-136668) pertaining to the 2005 Performance Equity Plan of etrials Worldwide, Inc. of our report dated March 9, 2009, with respect to the consolidated financial statements of etrials Worldwide, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 9, 2009